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                                                                    Exhibit 99.1




                 NACCO INDUSTRIES, INC. ANNOUNCES COMPLETION OF
             PRIVATE PLACEMENT BY ITS SUBSIDIARY NMHG HOLDING CO. OF
                     $250,000,000 10% SENIOR NOTES DUE 2009

            Mayfield Heights, Ohio - May 9, 2002 - NACCO Industries, Inc. (NC-NYSE) today announced that its wholly owned subsidiary, NMHG Holding Co., has completed the previously announced offer and sale of $250,000,000 aggregate principle amount of 10% Senior Notes due 2009 in a private placement to certain institutional investors and non-U.S. persons in an offering exempt from the registration requirements of the Securities Act of 1933. NMHG Holding Co. intends to use the proceeds to repay outstanding indebtedness and for general corporate purposes.

         The notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.